                                                                   Exhibit 99.5

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                   FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                                            Give the
                                                        name and TAXPAYER
                                                         IDENTIFICATION
             For this type of account:                     number of--
  ----------------------------------------------------------------------------
  1. An individual's account                       The individual

  2. Two or more individuals (joint                The actual owner of the
     account)                                      account or, if combined
                                                   funds, the first individual
                                                   on the account(1)

  3. Custodian account of a minor                  The minor(2)
     (Uniform Gift to Minors Act)

  4. a. The usual revocable savings trust          The grantor-trustee(1)
        account (grantor is also trustee)

     b. So-called trust account that is not a      The actual owner(1)
        legal or valid trust under state law

  5. Sole proprietorship account                   The owner(3)

  6. A valid trust, estate, or pension trust       The legal entity (Do not
                                                   furnish the taxpayer
                                                   identification number of
                                                   the personal representative
                                                   or trustee unless the legal
                                                   entity itself is not
                                                   designated in the account
                                                   title.) (4)
  ----------------------------------------------------------------------------

      --------------------------------------------------------------------

                                                           Give the
                                                       name and TAXPAYER
                                                        IDENTIFICATION
                For this type of account:                 number of--
      --------------------------------------------------------------------

       7. Corporate account                          The corporation

       8. Association, club, religious,              The organization
          charitable, educational, or other tax-
          exempt organization account

       9. Partnership account                        The partnership

      10. A broker or registered nominee             The broker or nominee

      11. Account with the Department of             The public entity
          Agriculture in the name of a public
          entity (such as a state or local
          government, school district, or
          prison) that receives agricultural
          program payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's Social Security number.

(3) You must show your individual name. You may also enter your business or "DBA" name. You may use either your Social Security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

RESIDENT ALIEN INDIVIDUALS: If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number ("ITIN") as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see "Obtaining a Number" below.

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 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                FORM W-9-Page 2
Obtaining a Number.--

   If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for Individual Taxpayer Identification Number, from the IRS.

Payees and Payments Exempt from Backup Withholding.--

   The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7). Unless otherwise indicated, all "section" references are to sections of the Internal Revenue Code of 1986, as amended (the "Code").

   List of Exempt Payees: (1) A corporation. (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2). (3) The United States or any of its agencies or instrumentalities. (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. (5) A foreign government or any of its political subdivisions, agencies or instrumentalities. (6) An international organization or any of its agencies or instrumentalities. (7) A foreign central bank of issue. (8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States. (9) A futures commission merchant registered with the Commodity Futures Trading Commission. (10) A real estate investment trust. (11) An entity registered at all times during the tax year under the Investment Company Act of 1940. (12) A common trust fund operated by a bank under section 584(a). (13) A financial institution. (14) A middleman known in the investment community as a nominee or custodian. (15) A trust exempt from tax under section 664 or described in section 4947.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following: Payments to nonresident aliens subject to withholding under section 1441. Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner. Payments of patronage dividends where the amount received is not paid in money. Payments made by certain foreign organizations. Section 404(k) distributions made by an ESOP.

   Payments of interest not generally subject to backup withholding include the following: Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of your trade or business and you have not provided your correct taxpayer identification number to the payer. Payments of tax-exempt interest (including exempt-interest dividends under section 852). Payments described in section 6049(b)(5) to non-resident aliens. Payments on tax-free covenant bonds under section 1451. Payments made by certain foreign organizations. Payments of mortgage or student loan interest to you.

   Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER; FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER; WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER THE APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE FORM W-8.

   Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the Treasury regulations promulgated thereunder.

   Privacy Act Notice--Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold tax from payments of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. The current rate of such withholding tax is 30%. Certain penalties may also apply.

Penalties

(1)Penalty for Failure to Furnish Taxpayer Identification Number--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)Civil Penalty for False Information With Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)Criminal Penalty for Falsifying Information--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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